Calculation of Filing Fee Tables
S-3
Lucid Group, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Series A Convertible Preferred Stock	457(r)	100,000		$ 849,554,889.89	0.0001531	$ 130,066.85
Fees to be Paid	2	Equity	Series B Convertible Preferred Stock	457(r)	75,000		$ 505,629,476.12	0.0001531	$ 77,411.87
Fees to be Paid	3	Equity	Class A Common Stock, par value $0.0001 per share	Other	297,567,387			0.0001531	$ 0.00
Fees to be Paid	4	Equity	Class A Common Stock, par value $0.0001 per share	Other	177,103,144			0.0001531	$ 0.00
Fees to be Paid	5	Equity	Class A Common Stock, par value $0.0001 per share	457(r)	396,188,386	$ 2.855	$ 1,131,117,842.03	0.0001531	$ 173,174.14
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,486,302,208.04		$ 380,652.86
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 380,652.86
Offering Note
[1]	1.a. All securities offered hereby are for the account of the selling stockholder named in the prospectus supplement to the Registration Statement No. 333-282677 on Form S-3. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. 1.b. Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the common stock, as reported on The Nasdaq Stock Market LLC as of February 24, 2025. 1.c. The Maximum Aggregate Offering Price is calculated as the product of (i) 297,567,387 (the amount of common stock issuable upon conversion of the Series A Convertible Preferred Stock that is being registered on this Form S-3), multiplied by (ii) the Proposed Maximum Offering Price Per Share.

[2]	2.a. All securities offered hereby are for the account of the selling stockholder named in the prospectus supplement to the Registration Statement No. 333-282677 on Form S-3. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. 2.b. Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the common stock, as reported on The Nasdaq Stock Market LLC as of February 24, 2025. 2.c. The Maximum Aggregate Offering Price is calculated as the product of (i) 177,103,144 (the amount of common stock issuable upon conversion of the Series B Convertible Preferred Stock that is being registered on this Form S-3), multiplied by (ii) the Proposed Maximum Offering Price Per Share.

[3]	3.a. All securities offered hereby are for the account of the selling stockholder named in the prospectus supplement to the Registration Statement No. 333-282677 on Form S-3. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. 3.b. Represents 297,567,387 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock being registered under this Registration Statement. The shares of our common stock issuable upon conversion of the Series A and Series B Convertible Preferred Stock will be issued for no additional consideration and therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

[4]	4.a. All securities offered hereby are for the account of the selling stockholder named in the prospectus supplement to the Registration Statement No. 333-282677 on Form S-3. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. 4.b. Represents 177,103,144 shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock being registered under this Registration Statement. The shares of our common stock issuable upon conversion of the Series A and Series B Convertible Preferred Stock will be issued for no additional consideration and therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

[5]	5.a. All securities offered hereby are for the account of the selling stockholder named in the prospectus supplement to the Registration Statement No. 333-282677 on Form S-3. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. 5.b. Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the common stock, as reported on The Nasdaq Stock Market LLC as of February 24, 2025. 5.c. The Maximum Aggregate Offering Price is calculated as the product of (i) 396,188,386 (the amount of common stock being registered on this Form S-3, other than common stock issuable upon conversion of the Series A and Series B Convertible Preferred Stock being registered on this Form S-3), multiplied by (ii) the Proposed Maximum Offering Price Per Share.